As filed with the Securities and Exchange Commission on March 12, 2026

Registration No. 333 - 282976

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment

No. 3 To FORM S-1 on FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TIC Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	66-1076867
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

200 South Park Road, Suite 350
Hollywood, Florida 33021

(954) 495-2112

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Kristin B. Schultes

Chief Financial Officer

TIC Solutions, Inc.

200 South Park Road, Suite 350
Hollywood, Florida 33021

(954) 495-2112

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Flora R. Perez, Esq.

Greenberg Traurig, P.A.

401 East Las Olas Boulevard Suite 2000

Fort Lauderdale, FL 33301

(954) 765-0500

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

On December 16, 2024, TIC Solutions, Inc. (f/k/a Acuren Corporation), a Delaware corporation (the “Company”), changed its jurisdiction of incorporation from the British Virgin Islands to the State of Delaware (the “Domestication”). This Post-Effective Amendment No. 3 to Form S-1 on Form S-3 (this “Amendment”) contains an updated prospectus relating to the offer and sale of up to an aggregate of 4,863,215 shares of common stock of the Company issuable upon (i) exercise of the Company’s warrants, (ii) conversion of the Company’s Series A Preferred Stock, and (iii) exercise of the Company’s options.

These shares of common stock were originally registered by the Company on a registration statement on Form S-4 (File No. 333-282976) (the “Registration Statement”), which became effective on December 16, 2024, as amended by Post-Effective Amendment No. 1 to Form S-4 filed with the Securities and Exchange Commission (“SEC”) on December 17, 2024 and Post-Effective Amendment No. 2 to Form S-4 on Form S-1 which converted the Registration Statement on Form S-4 into a Registration Statement on Form S-1. This Amendment is being filed to convert the Registration Statement on Form S-1 into a Registration Statement on Form S-3 and to include the fiscal year ended December 31, 2025 financial statements contained in the Annual Report on Form 10-K for the year-ended December 31, 2025, filed with the SEC on March 12, 2026 (the “Form 10-K”), as well as updating certain other disclosures, including those based on the Form 10-K.

The information included in this filing updates the Registration Statement and the prospectus contained therein. No additional securities covered by such Registration Statement are being registered in this Amendment. All filing fees payable in connection with the registration of the securities covered by such Registration Statement were paid at the time of the original filing of the Registration Statement.

Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Amendment also covers an indeterminate amount of additional shares of the Company’s common stock that may hereafter be offered or issued with respect to the shares registered hereby resulting from stock splits, stock dividends, recapitalizations or other certain capital adjustments. The information included in this Amendment amends the Registration Statement and the prospectus contained therein (and all amendments thereto). No additional securities are being registered under this Amendment. All applicable registration fees were paid at the time of the original filing of the Registration Statement.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED March 12, 2026

PRELIMINARY PROSPECTUS

TIC Solutions, Inc.

Up to 4,863,215 Shares of Common Stock

This prospectus relates to up to (i) 1,000,000 shares of our common stock issuable upon conversion of our outstanding Series A Preferred Stock, which are convertible into common stock on a one-for-one basis, (ii) 3,738,215 shares of our common stock issuable upon exercise of our outstanding warrants, with each warrant exercisable for one-fourth of a share of common stock at an exercise price of $11.50 per whole share of common stock until July 30, 2027, and (iii) 125,000 shares of our common stock issuable upon exercise of our outstanding options at an exercise price of $11.50 until July 31, 2029.

We will receive proceeds from any exercise of the warrants and options. We will not receive any proceeds from the conversion of the Series A Preferred Stock. Please see the section entitled “Plan of Distribution” for more information regarding the offering.

Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the ticker symbol “TIC.” On March 11, 2026, the closing price of our common stock was $8.45 per share.

Investing in our common stock involves risks. Please refer to the “Risk Factors” section on page 2 and the supplemental risk factors contained in any applicable prospectus supplement and in the documents we incorporate herein by reference for a description of the risks you should consider before making an investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is              , 2026.

i

ABOUT THIS PROSPECTUS

No person has been authorized to give any information or make any representation concerning us or the offering (other than as contained in this prospectus) and, if any such other information or representation is given or made, you should not rely on it as having been authorized by us. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus.

As used in this prospectus, unless otherwise noted or the context otherwise requires, references to: (i) “TIC Solutions,” “we,” “our,” “us,” or “Acuren,” refer to TIC Solutions, Inc. (f/k/a Acuren Corporation) and its consolidated subsidiaries, (ii) the “Acuren Acquisition” refers to our acquisition of ASP Acuren Holdings, Inc. (“ASP Acuren”) on July 30, 2024, in connection with which we changed our name from Admiral Acquisition Limited to Acuren Corporation, (iii) “NV5” refers to NV5 Global, Inc., (iv) the “NV5 Acquisition” refers to our acquisition of NV5 on August 4, 2025, (v) “Predecessor” refers to ASP Acuren Holdings, Inc. for the period from January 1, 2024 through July 29, 2024, (vi) “Successor” refers to TIC Solutions, Inc. for the period from July 30, 2024 through December 31, 2025, and (vii) “ordinary shares” refers to the common equity issued by us from the time of our incorporation on December 15, 2022 until conversion into common stock upon our re-domiciliation as a Delaware corporation on December 16, 2024.

Trademarks and Trade Names

This prospectus contains some of our trademarks and trade names. All other trademarks or trade names of any other company appearing in this prospectus belong to their respective owners. Solely for convenience, the trademarks and trade names in this prospectus are referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto.

Industry and Market Data

This prospectus includes industry data and forecasts that we obtained from industry publications and surveys, public filings and internal company sources. Statements as to our ranking, market position and market estimates are based on independent industry publications, third-party forecasts, management’s estimates and assumptions about our markets and our internal research. Our internal estimates are based upon our understanding of industry and market conditions, and such information has not been verified by any independent sources. Industry publications, surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable. In addition, projections, assumptions and estimates of the future performance of the industry in which we operate and our future performance are subject to uncertainty and risk due to a variety of factors, including those discussed under “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in this prospectus. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

ii

FORWARD-LOOKING STATEMENTS

Certain statements we make in this prospectus and the documents incorporated or deemed to be incorporated by reference herein may constitute “forward-looking statements” within the meaning of the federal securities laws and are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995, including statements regarding: (i) our beliefs and expectations with respect to our business and growth strategies and competitive strengths; (ii) our competition; (iii) our acquisition opportunities and ability to execute on and successfully integrate strategic acquisitions; (iv) the recurring and repeat nature of our business; (v) industry trends and their impact on our business; (vi) growing our business, both organically and through acquisitions; (vii) customer relationships and plans to grow existing business and expand service offerings; (viii) the sufficiency of our properties and facilities; (ix) our safety management systems and other labor matters; (x) the adequacy of our insurance coverage; (xi) legal, accounting and tax matters; (xii) our operating segments; (xiii) the use of proceeds; and (xiv) the sufficiency of our current sources of liquidity to fund our future liquidity requirements, the types of future liquidity requirements and availability of future sources of liquidity.. These projections and statements are based on management’s estimates and assumptions with respect to future events and financial performance and are believed to be reasonable, though are inherently uncertain and difficult to predict. Actual results could differ materially from those projected as a result of certain factors. We believe these factors include, but are not limited to, those described under “Risk Factors” in our most recent annual report on Form 10-K, as amended or supplemented by subsequent quarterly reports on Form 10-Q, which have been or will be incorporated by reference into this prospectus, as well as in this prospectus or in any prospectus supplement hereto.

You should also read carefully the factors described or referred to in the “Risk Factors” section of this prospectus and any prospectus supplement to better understand the risks and uncertainties inherent in our business and underlying any forward-looking statements. Any forward-looking statements that we make in this prospectus or any prospectus supplement speak only as of the date of such statement, and, unless required by law, we undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

iii

THE COMPANY

We are a leading provider of tech-enabled Testing, Inspection, Certification and Compliance (“TICC”), engineering, and geospatial services. We provide mission-critical services that are essential to the safety, reliability, and efficiency of industrial assets, buildings and public infrastructure. Our services are often non-discretionary and are driven by regulatory requirements, customer risk management policies, and the need to extend the useful life of critical assets.

We operate primarily in North America and serve both private and public-sector clients. Our private-sector clients span industrial, infrastructure, construction, and commercial real estate end markets. Our public-sector clients include federal, state, and municipal agencies, public utilities, transportation authorities, and environmental regulators. Within industrial markets, our services address energy processing and refining, pipeline and midstream infrastructure, chemicals and industrial processing, manufacturing and industrial services, power generation and utilities, and companies in aerospace, automotive, renewable energy, pulp and paper, and mining. We provide these compliance-driven services and focus on the recurring maintenance and operational needs of our customers. On August 4, 2025 (the “NV5 Closing Date”), we completed the NV5 Acquisition and on October 10, 2025, we changed our name from Acuren Corporation to TIC Solutions, Inc.

We operate our business under three operating segments, which are also our reportable segments:

●	Inspection and Mitigation – Our Inspection and Mitigation services include Nondestructive Testing (“NDT”) and Rope Access Technician (“RAT”) solutions. NDT involves the inspection and evaluation of industrial equipment through various technology-enabled methods to ensure asset integrity, prevent costly outages, failures, and accidents, and meet regulatory requirements without damaging the equipment being tested. NDT techniques include radiography, ultrasonic testing, magnetic particle inspection, penetrant testing, and visual inspection. In addition, our RAT solutions provide safe and efficient access to areas that are otherwise difficult to reach without traditional scaffolding. RAT solutions extend beyond inspection to include industrial trades such as insulation, coatings and blasting, welding, pipe fitting, hoisting and rigging, and electrical work. These RAT solutions often offer cost or scheduling advantages to the customer and can be delivered without compromising safety or quality.

●	Consulting Engineering – Our Consulting Engineering services include engineering design, conformity assessment, infrastructure engineering, building and technology design, environmental consulting, and materials engineering and testing. We provide engineering and consulting solutions to private and public-sector clients to support the design, operation, and maintenance of essential infrastructure and facilities. These services cover transportation systems, utilities, water and environmental infrastructure, as well as data centers, building systems, clean energy conversion, and fire protection. We also maintain in-house laboratory capabilities that support destructive testing and advanced materials engineering. Our engineers and scientists perform failure investigation, material selection, corrosion and welding engineering, fracture mechanics, destructive testing, and chemical analysis. These services are delivered by highly specialized materials engineers and consulting teams who support clients throughout the asset life cycle, from design and commissioning through maintenance, fitness-for-service evaluations, and life-extension planning.

●	Geospatial – Our Geospatial services provide data collection, data analytics, and software solutions that support asset management and infrastructure planning. We collect and analyze geospatial data through technologies such as LiDAR, imaging, remote sensing, and unmanned aerial systems. These capabilities allow us to deliver high-resolution mapping, vegetation management, shoreline and floodplain monitoring, and utility asset inspection. We also provide subscription-based geospatial software and analytic tools that enable customers to manage infrastructure assets, natural resources, and environmental risks. These offerings support long-term monitoring and decision-making for utilities, transportation systems, defense and intelligence agencies, and environmental authorities. In addition, we integrate geospatial data with our industrial inspection services, including drone-enabled nondestructive testing and aerial inspection programs. This combined capability enhances the detection and assessment of potential issues in energy, industrial, and infrastructure assets, and provides customers with integrated insights to support both operational reliability and regulatory compliance.

Our principal office is located at 200 South Park Road, Suite 350, Hollywood, Florida 33021, and our telephone number at that address is (954) 495-2112. We maintain a website at www.ticsolutions.com where general information about us is available. Information on, or accessible through, our website is not part of this prospectus.

RISK FACTORS

Any investment in our securities is speculative and involves a high degree of risk. Please carefully consider the risk factors described under the heading “Risk Factors” in our most recent annual report on Form 10-K, as amended or supplemented by subsequent quarterly reports on Form 10-Q, which have been or will be incorporated by reference into this prospectus, as well as any risks that may be set forth in this prospectus. You should also carefully consider the information set forth under “Risk Factors” in any applicable prospectus supplement and in our filings with the SEC pursuant to sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to our most recent Annual Report on Form 10-K, including any risks included in our Quarterly Reports on Form 10-Q, incorporated by reference herein. You should also consider all other information contained in and incorporated by reference into this prospectus or any applicable prospectus supplement before making an investment decision. Additional risks and uncertainties that are currently unknown to us or that we currently consider to be immaterial may also adversely impair our business or adversely affect our financial condition or results of operations. If any of the events described in the risk factors incorporated by reference in this prospectus occurs, our business, financial condition or results of operations could be materially and adversely affected.

USE OF PROCEEDS

We could receive up to an aggregate of $44.4 million from the exercise of the warrants and options, assuming the exercise in full of all of the warrants and options at an exercise price of $11.50 per share, but we will not receive any proceeds from the sale of the shares of common stock issuable upon such exercises. We will not receive any proceeds from the conversion of the Series A Preferred Stock. There is no assurance that the holders of the warrants or options will elect to exercise any or all of such warrants or options. We expect to use the net proceeds from the exercise of the warrants and options, if any, for working capital and general corporate purposes. We will have broad discretion over the use of any proceeds from the exercise of the warrants and options.

We will bear the costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including all registration and filing fees, any listing fees and fees and expenses of our counsel and our independent registered public accounting firm.

DESCRIPTION OF CAPITAL STOCK

The following is a description of certain general terms and provisions of our common stock and preferred stock. This description does not purport to be complete and is subject in all respects to applicable Delaware law and qualified by reference to the provisions of our certificate of incorporation and our bylaws. Copies of our certificate of incorporation and bylaws are incorporated by reference herein and will be provided to stockholders upon request. See “Where Can You Find More Information.”

General

The Company’s authorized capital stock consists of 500,000,000 shares of common stock, par value $0.0001 per share, and 5,000,000 shares of preferred stock, par value $0.0001 per share, of which 1,000,000 is designated Series A Preferred Stock. As of March 6, 2026, we had 221,153,392 shares of common stock and 1,000,000 shares of Series A Preferred Stock issued and outstanding.

Common Stock

Voting

Except as otherwise required by applicable law or as provided by our certificate of incorporation, including matters required to be submitted solely to a vote of the holders of Series A Preferred Stock (or any other series of our preferred stock then outstanding), each holder of common stock is entitled to one vote for each share of common stock owned of record on all matters submitted to a vote of our stockholders. Except as otherwise required by applicable law or as provided by the certificate of incorporation, including matters required to be submitted solely to a vote of the holders of Series A Preferred Stock (or any other series of our preferred stock then outstanding), holders of common stock (as well as holders of any series of our preferred stock then outstanding and entitled to vote together with the holders of common stock, including the Series A Preferred Stock) vote together as a single class on all matters presented to our stockholders for their vote or approval, including the election of directors. There is no cumulative voting rights with respect to the election of directors or any other matters submitted to a vote of our stockholders.

Dividends and distributions

Subject to applicable law and the rights of the holders of Series A Preferred Stock and the rights, if any, of the holders of any other series of our preferred stock then outstanding, the holders of common stock have the right to receive dividends and distributions, whether payable in cash or otherwise, as may be declared from time to time by our Board of Directors from amounts legally available therefor.

Liquidation, dissolution or winding up

Subject to applicable law and the rights, if any, of the holders of any series of our preferred stock then outstanding, including the Series A Preferred Stock, in the event of our liquidation, dissolution or winding-up, holders of our common stock will be entitled to share ratably in proportion to the number of shares of common stock held by them in our assets available for distribution after payment or reasonable provision for the payment of all our creditors.

Redemption, conversion or preemptive rights

Holders of our common stock have no redemption rights, conversion rights or preemptive rights to subscribe to any or all additional issues of our shares or securities convertible into our capital stock.

Other provisions

There are no redemption provisions or sinking fund provisions applicable to the common stock of the Company.

The designations and the powers, preferences and rights, if any, and the qualifications, limitations and restrictions, if any, of the holders of our common stock will be subject to, and may be adversely affected by, the designations and the powers, preferences and rights, if any, and the qualifications, limitations and restrictions, if any, of the holders of any series of preferred stock of the Company then outstanding, including the Series A Preferred Stock.

Listing

Currently, our common stock is listed on the NYSE under the ticker symbol “TIC.”

Outstanding Public Warrants

As of March 6, 2026, there were 14,952,860 warrants outstanding, each warrant conferring the right to subscribe for one-fourth of a share of common stock (the “Warrants”). The Warrants are subject to the terms and conditions of the Amended and Restated Warrant instrument dated September 23, 2024 (as supplemented, amended or amended and restated from time to time, the “Warrant Instrument”). Each Warrant entitles the registered holder (a “Warrantholder”) to subscribe for one-fourth of a share of common stock upon exercise at a price of $11.50 per whole share of common stock (subject to any prior adjustment in accordance with the terms and conditions set out in the Warrant Instrument and discussed below) at any time during the Subscription Period (defined below).

Outstanding Warrants are exercisable until 5:00 p.m. London time on July 30, 2027 (provided that if such day is not a trading day, the trading day immediately following such day), unless earlier redeemed in accordance with the Warrant Instrument and as described below (the “Subscription Period”). Subject to any such prior adjustment, each Warrantholder will be required to hold and validly exercise four Warrants in order to receive one share of common stock.

The Warrants are subject to mandatory redemption. The Company may call the Warrants for redemption:

●	in whole but not in part,

●	at a price of $0.01 per Warrant,

●	upon not less than 20 days’ prior written notice of redemption to each Warrantholder,

●	if, and only if, the “Average Price” (as defined in the Warrant Instrument) of the shares of the Company’s common stock equals or exceeds $18.00 per share (subject to any prior adjustment in accordance with the terms and conditions set out in the Warrant Instrument) for any 10 consecutive trading days.

The right to exercise the Warrants will be forfeited unless the Warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of one or more Warrants will have no further rights except to receive the redemption price for such holder’s Warrants upon surrender of such Warrants.

The exercise price and number of shares issuable on exercise of the Warrants may be adjusted in certain circumstances including in the event of a stock dividend or distribution, recapitalization, consolidation, combination or stock split. However, the Warrants will not be adjusted for issuances of shares at a price below the exercise price of the Warrants.

Subject to the terms and conditions of the Warrant Instrument, each of the Warrants are transferable by an instrument of transfer in any usual or common form, or in any other form which may be approved by or on behalf of the Company.

The Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration of the Subscription Period at the address of the Receiving Agent (as defined in the Warrant Instrument) designated for such purposes, with the subscription notice form on the reverse side of the warrant certificate properly completed and executed as indicated, accompanied by full payment of the exercise price in cleared funds for the number of whole shares being acquired with respect to the Warrants being exercised. The Warrantholders do not have the rights or privileges of holders of shares until they exercise their warrants and receive shares. After the issuance of shares of common stock upon exercise of the Warrants, each holder will be entitled to one vote for each whole share of common stock held of record on all matters to be voted on by the holders of the Company’s common stock.

No fractional shares will be issued upon exercise of the Warrants. Accordingly, no Warrants are exercisable unless a sufficient number of Warrants are exercised to equal a whole number of shares upon such exercise. In addition, no fraction of a Warrant will be issued or returned to the Warrantholder following exercise and any such fraction, determined after aggregation of all Warrants being exercised by such holder, will lapse and be cancelled.

The Public Warrants are listed on the OTCQB under the symbol “TICAW.”

Preferred Stock

Additional Series of Preferred Stock

Under the certificate of incorporation, without stockholder approval, the Company’s board of directors is authorized by resolution to create and issue one or more series of preferred stock of the Company (in addition to the Series A Preferred Stock), and, with respect to each such series, to determine the number of shares constituting the series and the designations and the powers (including voting powers), preferences and rights, if any, which may include dividend rights, conversion or exchange rights, redemption rights and terms and liquidation preferences, and the qualifications, limitations and restrictions, if any, of the series. The Company’s board of directors may therefore create and issue one or more new series of preferred stock with voting power and preferences and rights that could be senior to and dilutive of rights, powers and preferences, if any, and adversely affect the holders of the Company’s common stock and which could have certain anti-takeover effects. Before the Company may issue any new series of preferred stock, our board of directors will be required to adopt resolutions creating and designating such series of preferred stock and a certificate of designations setting forth a copy of such resolutions will be required to be executed, acknowledged and filed with the Secretary of State of the State of Delaware.

Series A Preferred Stock

As of March 6, 2026, the Company had 1,000,000 shares of Series A Preferred Stock issued and outstanding. The designations and the powers, preferences and rights, and the qualifications, limitations and restrictions of the Series A Preferred Stock are set forth in our certificate of incorporation.

Dividends

Subject to applicable law and the rights, if any, of any series of our preferred stock then outstanding ranking senior to the Series A Preferred Stock as to dividends and on parity with the rights, if any, of any series of our preferred stock then outstanding ranking on parity with the Series A Preferred Stock and, if the Average Price (as defined in the certificate of incorporation) per share of common stock (subject to adjustment in accordance with the certificate of incorporation) is $11.50 or more for any 10 consecutive trading days, the holders of the Series A Preferred Stock will be entitled to receive, in respect of each Dividend Period (as defined below), in the aggregate, the “Annual Dividend Amount,” which is calculated as follows (the “Annual Dividend Amount”):

A X B, where:

A = an amount equal to 20% of the increase (if any) in the value of a share of common stock, such increase calculated as being the difference between (i) the Average Price (as defined in the certificate of incorporation) per share of common stock over the last ten consecutive trading days of the Dividend Period for such Dividend Period (the “Dividend Price”) and (ii) (x) if no Annual Dividend Amount has previously been paid, a price of $10.00 per share of common stock, or (y) if an Annual Dividend Amount has previously been paid, the highest Dividend Price for any prior Dividend Period (subject to adjustment in accordance with the certificate of incorporation); and

B = 121,476,215 shares, being a number of shares of the Company’s common stock equal to the number of ordinary shares of the Company’s predecessor outstanding immediately following the Acuren Acquisition, including any ordinary shares issued pursuant to the exercise of warrants of the Company, but excluding any ordinary shares issued to shareholders or other beneficial owners of ASP Acuren in connection with the Acuren Acquisition, which such number of shares is subject to adjustment as provided in the certificate of incorporation (the “Series A Preferred Dividend Equivalent”).

“Dividend Period” means our financial year (which may be 12 months or any longer or shorter period) as determined by our board of directors, except that (i) in the event of our dissolution, the relevant Dividend Period will end on the trading day immediately prior to the date of dissolution and (ii) in the event of the automatic conversion of shares of Series A Preferred Stock into shares of common stock, the relevant Dividend Period will end on the trading day immediately prior to the date of such automatic conversion.

The Annual Dividend Amount is payable in shares of the Company’s common stock. Each Annual Dividend Amount will be divided between the holders of Series A Preferred Stock pro rata to the number of Series A Preferred Stock held by them on the last day of the relevant Dividend Period. Each holder of a share of our Series A Preferred Stock will be entitled to receive such number of whole shares of common stock as is determined by dividing the pro rata amount of the Annual Dividend Amount to which such holder is entitled, by the relevant Dividend Price.

In the event of a Change of Control, the holders of the Series A Preferred Stock will be entitled to receive, in the aggregate, a one-time dividend, equal to the Change of Control Dividend Amount, payable in common stock, the Change of Control Dividend Amount being divided between the holders of the Series A Preferred Stock pro rata to the number of Series A Preferred Stock held by such holders immediately prior to the consummation of the Change of Control (the “Change of Control Dividend Date”). The Change of Control Dividend Amount shall be paid on the Change of Control Dividend Date by issuing to each holder of Series A Preferred Stock such number of shares of common stock as is equal to (i) the pro rata amount of the Change of Control Dividend Amount to which they are entitled, divided by the Change of Control Price (as defined below). For purposes of this calculation, (i) the “Change of Control Dividend Amount” means the aggregate amount determined by adding together each Annual Dividend Amount that would have been payable for each Dividend Period (or part thereof) occurring during the Change of Control Dividend Period assuming that (w) we do not enter into liquidation during such Change of Control Dividend Period, (x) the Series A Preferred Stock is not automatically converted into common stock during the Change of Control Dividend Period, (y) no Change of Control occurs during the Change of Control Dividend Period and (z) the Dividend Price means, for each Dividend Period (or part thereof) in the Change of Control Dividend Period, the amount equal to the Change of Control Price increasing by eight percent (8%) per annum (compounded annually) for each such Dividend Period (or part thereof), (ii) “Change of Control Dividend Period” means the period beginning on the date of the consummation of the Change of Control and ending on the last day of the tenth full financial year following the completion of the Acuren Acquisition, and (iii) “Change of Control Price” means either (x) the cash amount per share to be received by holders of common stock in connection with a Change of Control or (y) where the amount per share to be received by holders of common stock in connection with a Change of Control is in a form other than cash, the Average Price for the last ten consecutive trading days prior to the consummation of the Change of Control event.

The precise number of shares of common stock that may be required to be issued pursuant to the terms of the Series A Preferred Stock cannot be ascertained at this time.

The issue of common stock in connection with the payment of the Annual Dividend Amount or Change of Control Dividend Amount will reduce (by the applicable proportion) the percentage stockholdings of those stockholders holding common stock prior to such issuance not entitled to such dividends. This does not take into account any dilution which may occur as a result of any other issuance of common stock pursuant to the other terms of the Series A Preferred Stock or otherwise and assumes that there is no adjustment (pursuant to the constitute documents) to the rate at which the Series A Preferred Stock convert into common stock.

Subject to applicable law and the rights, if any, of any series of our preferred stock then outstanding ranking senior to the Series A Preferred Stock as to dividends and on parity with the common stock and any series of our preferred stock ranking on parity with such common stock, the holders of the Series A Preferred Stock shall be entitled to receive when, as and if a dividend (other than a dividend paid in our shares) is declared on common stock by the board of directors (i) a dividend per share of Series A Preferred Stock equal to the product obtained by multiplying the number of shares of common stock into which such shares of Series A Preferred Stock could then be converted, by the dividend payable on each such share of common stock, and (ii) a dividend per share of Series A Preferred Stock equal to the amount determined by dividing an amount equal to 20% of the dividend which would be distributable on such number of shares of common stock equal to the Series A Preferred Dividend Equivalent, by the number of shares of Series A Preferred Stock outstanding.

Automatic Conversion

The Series A Preferred Stock will be automatically converted into shares of common stock on a one-for-one basis (subject to certain adjustments in accordance with the terms of the Series A Preferred Stock) upon the earlier of (i) immediately following the Change of Control Dividend Date and (ii) the last day of the tenth full financial year following the consummation of the Acuren Acquisition, being December 31, 2034 (the “Automatic Conversion”).

Optional Conversion

By notice in writing and surrender of the relevant certificate or certificates to us, a holder of Series A Preferred Stock will be able to convert some or all of such holder’s Series A Preferred Stock into an equal number of shares of common stock (subject to adjustment in accordance with the certificate of incorporation) and, in such circumstances, the shares of Series A Preferred Stock that were subject to such notice will be converted into shares of common stock on the fifth trading day after receipt by us of such written notice (the “Optional Conversion”). In the event of an Optional Conversion, no relevant portion of the Annual Dividend Amount will be payable in respect of those shares of Series A Preferred Stock that are converted into shares of common stock for the Dividend Period in which the date of the Optional Conversion occurs.

Liquidation.

Upon our voluntary or involuntary liquidation, dissolution, or winding up (a “Liquidation”), each share of Series A Preferred Stock will be entitled to receive the amount that would have been received in respect of such share had it been converted into common stock.

Voting Rights

Each holder of Series A Preferred Stock is entitled to one vote per share of Series A Preferred Stock on all matters submitted to a vote of our stockholders generally, voting together with holders of common stock as a single class. The holders of Series A Preferred Stock will also have the right to vote separately as a single class on any amendment to the certificate of incorporation, whether by merger, consolidation, statutory conversion, domestication, continuance, statutory transfer or otherwise, that would adversely alter or change the powers, preferences or rights or the qualifications, limitations or restrictions of the Series A Preferred Stock and as provided by applicable Delaware law.

Exclusive Forum

Our certificate of incorporation and bylaws provide that unless we consent in writing to the selection of an alternative forum, the Delaware Court of Chancery will be the sole and exclusive forum for: (1) derivative actions or proceedings brought on behalf of us; (2) actions asserting a claim of fiduciary duty owed by any of our directors, officers, stockholders or employees to us or our stockholders; (3) civil actions to apply, enforce any provision of the Delaware general corporation law; (4) actions asserting a claim subject to the jurisdiction of the Delaware Court of Chancery; or (5) actions asserting a claim governed by the internal affairs doctrine; provided, however, that the foregoing would not apply to any causes of action arising under the Securities Act or the Exchange Act. If the Delaware Court of Chancery lacks jurisdiction over any of the foregoing actions or proceedings, the certificate of incorporation and bylaws provide that the sole and exclusive forum for such actions or proceedings will be another state or federal court located in the State of Delaware, as long as such court has personal jurisdiction over the parties. In addition, the certificate of incorporation and bylaws provide that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States will, to the fullest extent permitted by applicable law, be the sole and exclusive forum for any action asserting a claim arising under the Securities Act; provided, however, that the foregoing will not apply to any action asserting a claim under the Exchange Act.

Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. As noted above, our certificate of incorporation and bylaws provide that the federal district courts of the United States will have exclusive jurisdiction over any action asserting a cause of action arising under the Securities Act. Accordingly, there is uncertainty as to whether a court would enforce such a forum selection provision as written in connection with claims arising under the Securities Act.

Section 27 of the Exchange Act creates exclusive United States federal jurisdiction over all claims brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As noted above, our certificate of incorporation and bylaws provide that the choice of forum provision does not apply to any action asserting claims arising under the Exchange Act. Accordingly, actions by our stockholders asserting claims arising under the Exchange Act or the rules and regulations thereunder must be brought in United States federal court.

Notwithstanding the forum provisions contained in our certificate of incorporation and bylaws, stockholders will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder.

Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of and consented to the forum selection provisions in our certificate of incorporation and bylaws.

The choice of forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers, stockholders, or other employees, which may discourage such lawsuits against us and our directors, officers, stockholders, and other employees. Alternatively, if a court were to find the choice of forum provisions contained in our certificate of incorporation or bylaws to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm its business, results of operations, and financial condition.

Indemnification of Directors and Officers

Section 102(b)(7) of the DGCL permits a Delaware corporation, in its certificate of incorporation, to limit or eliminate the personal liability of a director or officer to the corporation or its stockholders for monetary damages for breaches of fiduciary duty as a director, except for liability of (a) a director or officer for (i) any breach of the duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or (iii) transactions from which such director or officer derived an improper personal benefit; (b) a director for the willful or negligent payment of unlawful dividends or purchases or redemptions of shares of stock; or (c) an officer in any action by or in the right of the corporation.

Under Section 145 of the DGCL, a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation (or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. In the case of an action brought by or in the right of a corporation, the corporation may indemnify any person who was or is a party or is threatened to be made a party to any such threatened, pending or completed action by reason of the fact that the person is or was a director, officer, employee or agent of the corporation (or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) only against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent the appropriate court finds that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

As permitted by Section 102(b)(7) of the DGCL, our certificate of incorporation provides that none of our directors or officers shall be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director except to the extent that such exemption from liability or limitation thereof is not permitted under the DGCL as currently in effect or as the same may be amended. This provision in our certificate of incorporation does not eliminate the directors’ or officers’ fiduciary duties, and in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each of our directors and officers may be subject to personal liability for (i) any breach of the duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or (iii) transactions from which such director or officer derived an improper personal benefit; each of our directors may be subject to personal liability for the willful or negligent payment of unlawful dividends or purchases or redemptions of shares of stock; and each of our officers may be subject to personal liability in any action by or in the right of the corporation. The provision also does not affect a director’s responsibilities under any other applicable law, such as the United States federal securities laws or state or federal environmental laws.

Our bylaws also provide that we are required to indemnify and advance expenses to our present and former officers and directors to the fullest extent permitted by applicable law. Further, effective July 30, 2024, we entered into director indemnification agreements pursuant to which we agreed to additional indemnification and advancement procedures and protections for our directors. Additionally, we maintain directors’ and officers’ liability insurance for each of our directors and officers.

Anti-Takeover Effects of Delaware Law and the Certificate of Incorporation and Bylaws

Delaware law and the Company’s certificate of incorporation and bylaws contain provisions that may prevent or discourage a third party from acquiring the Company, even if the acquisition would be beneficial to our stockholders.

Pursuant to the certificate of incorporation, our board of directors have the authority to create one or more series of preferred stock of the Company (in addition to the Series A Preferred Stock) and to fix the designations and the powers, preferences and rights, if any, and the qualifications, limitations and restrictions, if any, of shares of such new series of preferred stock of the Company and to issue shares of such series without a stockholder vote, which could be used to dilute the ownership of a hostile acquiror.

Pursuant to the certificate of incorporation, our board of directors have the power to amend the bylaws of the Company, which may allow our board of directors to take certain actions to prevent an unsolicited takeover.

The Company is also subject to Delaware law prohibiting the Company from engaging in any “business combination” with an “interested stockholder” for a period of three years subsequent to the time that the stockholder became an interested stockholder unless: (i) the “business combination” or the transaction which caused the person or entity to become an interested stockholder is approved by such company’s board of directors prior to such business combination or transactions; (ii) upon the completion of the transaction in which the person or entity becomes an “interested stockholder,” such interested stockholder holds at least 85% of the voting stock of such company not including (x) shares held by officers and directors and (y) shares held by employee benefit plans under certain circumstances; or (iii) at or after the time the person or entity becomes an “interested stockholder,” the “business combination” is approved by such company’s board of directors and holders of at least 66 2/3% of the outstanding voting stock, excluding shares held by such interested stockholder.

For purposes of Delaware law, an “interested stockholder” generally is defined as an entity or person (other than the corporation and any direct or indirect majority-owned subsidiary of the corporation) directly or indirectly beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated or associated with such entity or person.

For purposes of Delaware law, a “business combination” includes mergers, asset sales and other transactions resulting in financial benefit to a stockholder. This Delaware law could prohibit or delay mergers or other takeover or change of control attempts with respect to the Company and, accordingly, may discourage attempts that might result in a premium over the market price for the shares held by stockholders of the Company.

Transfer Agent and Registrar

The transfer agent and registrar for the Company’s common stock is Computershare Trust Company, N.A.

PLAN OF DISTRIBUTION

The Series A Preferred Stock may be converted at any time by the holder by notice to us in writing and surrender to us of the Series A Preferred Stock certificate being converted into an equal number of shares of common stock (subject to adjustment in accordance with our certificate of incorporation). The Series A Preferred Stock will be automatically converted into shares of common stock on a one-for-one basis (subject to certain adjustments in accordance with the terms of the Series A Preferred Stock) upon the earlier of (i) immediately following the Change of Control Dividend Date and (ii) December 31, 2034. See “Description of Capital Stock – Preferred Stock – Series A Preferred Stock” for additional information on conversion of the Series A Preferred Stock.

The warrants may be exercised in accordance with the Warrant Instrument on or before July 30, 2027, unless earlier redeemed in accordance with the Warrant Instrument, by surrendering, at the office of the warrant agent, Computershare Trust Company, N.A., the certificate evidencing such warrants, with the subscription notice set forth thereon, properly completed and duly executed, accompanied by full payment of the exercise price due in connection with the exercise of such warrants. Subject to any such prior adjustment, a warrant holder will be required to hold and validly exercise four warrants in order to receive one share of common stock. See “Description of Capital Stock – Outstanding Warrants” for additional information on exercise of the warrants.

The options may be exercised until July 31, 2029 in accordance with the applicable Share Option Deed by delivery to us of the share option exercise notice set forth therein, properly completed and duly executed, accompanied by full payment of the exercise price due in connection with the exercise of such options.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Greenberg Traurig, P.A., Fort Lauderdale, Florida, and counsel for any underwriters or agents, if any, will be named in the applicable prospectus supplement.

EXPERTS

TIC Solutions, Inc.

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting) of TIC Solutions, Inc. incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2025 have been so incorporated in reliance on the report (which contains an adverse opinion on the effectiveness of the Company’s internal control over financial reporting and contains a paragraph relating to the effectiveness of internal control over financial reporting due to the exclusion of NV5 Global, Inc. because it was acquired by the Company in a purchase business combination during 2025) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements of ASP Acuren Holdings, Inc. for the period from January 1, 2024 to July 29, 2024 and for the year ended December 31, 2023 incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2025 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

NV5 Global, Inc.

The financial statements of NV5 Global, Inc. as of December 28, 2024 and December 30, 2023, and for each of the years ended December 28, 2024, December 30, 2023 and December 31, 2022 included in this prospectus and the effectiveness of NV5 Global, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are included in this prospectus in reliance on the reports of such firm, given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You can review our electronically filed reports, proxy and information statements, and other information regarding us on the SEC’s website at www.sec.gov. We also make available free of charge on our website at www.ticsolutions.com our annual, quarterly and current reports and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with the SEC. The information contained on the SEC’s website and on our website is expressly not incorporated by reference into, and does not constitute a part of, this prospectus.

We have filed a registration statement on Form S-3 with the SEC relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all of the information in the registration statement. For further information with respect to us and our securities, reference is made to the registration statement, including the exhibits incorporated therein by reference or filed therewith. Statements contained herein relating to the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit or incorporated by reference into the registration statement. Each such statement is qualified in its entirety by such reference. You may review a copy of the registration statement and the exhibits without charge on the SEC’s website at www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of the initial registration statement and prior to effectiveness of the registration statement and any reports filed by us with the SEC after the date of this prospectus and before the date that the offerings of the securities by means of this prospectus are terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC, which documents contain important information about us and our common stock:

●	our annual report on Form 10-K for the year ended December 31, 2025, filed on March 12, 2026;

●	our current reports on Form 8-K, filed on January 2, 2026, March 12, 2026 (solely with respect to the information filed under Item 5.02) and March 12, 2026;

●	the financial statements of NV5 Global, Inc. as of December 28, 2024 and December 30, 2023, and for each of the years ended December 28, 2024, December 30, 2023 and December 31, 2022 included in the prospectus filed pursuant to Rule 424(b)(3) on October 30, 2025 (Registration No. 333-290838);

●	the unaudited interim financial statements of NV5 Global, Inc. as of June 28, 2025, and for the six months ended June 29, 2025 and June 29, 2024, included in the prospectus filed pursuant to Rule 424(b)(3) on October 30, 2025 (Registration No. 333-290838);

●	the description of our common stock set forth in our registration statement on Form 8-A, filed on May 15, 2025 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any subsequent amendment or report filed for the purpose of updating that description; and

●	all subsequent documents filed by us under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial registration statement and prior to effectiveness of the registration statement and (ii) after the date of this prospectus and before the termination of the offerings to which this prospectus relates.

This prospectus does not, however, incorporate by reference any documents or portions thereof, whether specifically listed above or furnished by us in the future, that are not deemed “filed” with the SEC, including information “furnished” pursuant to Items 2.02, 7.01 and 9.01 of Form 8-K.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or replaces such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Any information incorporated by reference herein is available to you without charge upon written or oral request. If you would like a copy of any of this information, please submit your request to us at the following address:

TIC Solutions, Inc.

200 South Park Road, Suite 350

Hollywood, Florida 33021

Attn: Secretary

Tel: (954) 495-2112

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the fees and expenses, other than underwriting discounts and commissions, payable by us in connection with the sale of the securities being registered hereby:

	Amount to be paid
SEC Registration Fee	$214,727	*
Accounting Fees and Expenses	50,000	**
Legal Fees and Expenses	50,000	**
Miscellaneous Expenses	10,000	**
Total	$324,727	**

*	Previously paid.
**	These fees are estimated and accordingly are subject to change.

Item 15. Indemnification of Directors and Officers.

Section 102(b)(7) of the DGCL permits a Delaware corporation, in its certificate of incorporation, to limit or eliminate the personal liability of a director or officer to the corporation or its stockholders for monetary damages for breaches of fiduciary duty as a director, except for liability of (a) a director or officer for (i) any breach of the duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or (iii) transactions from which such director or officer derived an improper personal benefit; (b) a director for the willful or negligent payment of unlawful dividends or purchases or redemptions of shares of stock; or (c) an officer in any action by or in the right of the corporation.

Under Section 145 of the DGCL, a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation (or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. In the case of an action brought by or in the right of a corporation, the corporation may indemnify any person who was or is a party or is threatened to be made a party to any such threatened, pending or completed action by reason of the fact that the person is or was a director, officer, employee or agent of the corporation (or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) only against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent the appropriate court finds that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

As permitted by Section 102(b)(7) of the DGCL, our certificate of incorporation provides that none of our directors or officers shall be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director except to the extent that such exemption from liability or limitation thereof is not permitted under the DGCL as currently in effect or as the same may be amended. This provision in our certificate of incorporation does not eliminate the directors’ or officers’ fiduciary duties, and in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each of our directors and officers may be subject to personal liability for (i) any breach of the duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or (iii) transactions from which such director or officer derived an improper personal benefit; each of our directors may be subject to personal liability for the willful or negligent payment of unlawful dividends or purchases or redemptions of shares of stock; and each of our officers may be subject to personal liability in any action by or in the right of the corporation. The provision also does not affect a director’s responsibilities under any other applicable law, such as the United States federal securities laws or state or federal environmental laws.

Our bylaws also provide that we are required to indemnify and advance expenses to our present and former officers and directors to the fullest extent permitted by applicable law. Further, effective July 30, 2024, we entered into director indemnification agreements pursuant to which we agreed to additional indemnification and advancement procedures and protections for our directors.

Additionally, we maintain directors’ and officers’ liability insurance for each of our directors and officers.

Item 16. Exhibits.

See the Exhibit Index immediately preceding the signature pages of this registration statement, which is incorporated herein by reference.

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit Number	Description
2.1#*	Agreement and Plan of Merger, dated as of May 21, 2024, by and among Admiral Acquisition Limited, AAL Merger Sub, Inc., ASP Acuren Holdings, Inc. and ASP Acuren Holdings Inc., as the stockholders’ representative (incorporated by reference to Exhibit 2.1 to the registrant’s Registration Statement on Form S-4 effective December 16, 2024 (File No. 333-282976)).
2.2#*	Agreement and Plan of Merger, dated May 14, 2025 by and among TIC Solutions, Inc. (f/k/a Acuren Corporation), Ryder Merger Sub I, Inc., Ryder Merger Sub II, Inc. and NV5 Global, Inc. (incorporated by reference to the Company’s Current Report on Form 8-K filed on May 15, 2025).
4.1*	Amended and Restated Warrant Instrument, dated as of September 23, 2024, executed by TIC Solutions, Inc. (f/k/a Acuren Corporation) (form of Warrant contained in Schedule I thereto) (incorporated by reference to Exhibit 4.3 to the registrant’s Post-Effective Amendment No.1 to Registration Statement on Form S-4, as amended (File No. 333-282976), filed with the SEC on December 16, 2024).
4.2*	Pre-Funded Warrant (incorporated by reference to Exhibit 4.1 to the registrant’s Current Report on Form 8-K filed on October 7, 2025).
5.1*	Opinion of Greenberg Traurig.
23.1**	Consent of PricewaterhouseCoopers LLP.
23.2**	Consent of PricewaterhouseCoopers LLP.
23.3**	Consent of Deloitte & Touche LLP.
23.4*	Consent of Greenberg Traurig (included in Exhibit 5.1).
24.1*	Powers of Attorney (included in the signature pages hereto).
101.INS	The instance document does not appear in the interactive data file because its XBRL tags are embedded within the inline XBRL document.
101.SCH	XBRL Taxonomy Extension Schema
101.CAL	XBRL Taxonomy Extension Calculation Linkbase
101.DEF	XBRL Taxonomy Extension Definition Linkbase
101.LAB	XBRL Taxonomy Extension Label Linkbase
101.PRE	XBRL Taxonomy Extension Presentation Linkbase

*	Previously filed.
**	Filed herewith.
#	Certain schedules to these agreements have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a copy of any schedule omitted from the agreements to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Hollywood, State of Florida, on March 12, 2026.

TIC SOLUTIONS, INC.

By:	/s/ Talman Pizzey
Name:	Talman Pizzey
Title:	Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned officers and directors of TIC Solutions, Inc. hereby severally constitutes and appoints Talman Pizzey, Benjamin Heraud and Kristin B. Schultes, as the attorneys-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all pre- or post-effective amendments to this registration statement, any subsequent registration statement for the same offering which may be filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any and all pre-and post-effective amendments thereto, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Talman Pizzey	Chief Executive Officer and Director	March 12, 2026
Talman Pizzey	(principal executive officer)

/s/ Benjamin Heraud	President and Chief Operating Officer and Director	March 12, 2026
Benjamin Heraud

/s/ Kristin B. Schultes	Chief Financial Officer	March 12, 2026
Kristin B. Schultes	(principal financial officer and principal accounting officer)

/s/ Robert A. E. Franklin	Executive Chairman of the Board	March 12, 2026
Robert A. E. Franklin

/s/ Sir Martin E. Franklin	Co-Chairman of the Board	March 12, 2026
Sir Martin E. Franklin

/s/ Antoinette C. Bush	Director	March 12, 2026
Antoinette C. Bush

/s/ Rory Cullinan	Director	March 12, 2026
Rory Cullinan

/s/ Elizabeth Meloy Hepding	Director	March 12, 2026
Elizabeth Meloy Hepding

/s/ Peter A. Hochfelder	Director	March 12, 2026
Peter A. Hochfelder

/s/ James E. Lillie	Director	March 12, 2026
James E. Lillie

/s/ Byron Roth	Director	March 12, 2026
Byron Roth

/s/ Dickerson Wright	Director	March 12, 2026
Dickerson Wright